EXHIBIT 23.1

CONSENT OF KIRKPATRICK & LOCKHART LLP

We hereby consent to the reference to Kirkpatrick & Lockhart LLP under the heading titled “Legal Matters” in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 19, 2002 by Spectra Systems Corporation.

/s/ Kirkpatrick & Lockhart LLP
Kirkpatrick & Lockhart LLP

September 19, 2002